Aetna Life Insurance and Annuity Company
                           Hartford, Connecticut 06156
                          Supplement to Application for
                    Flexible Premium Variable Life Insurance

1. Proposed Insured:

--------------------------------------------------------------------------------
       First                    Middle                    Last

2. Initial Specified Amount:  $_________

3. Initial Premium:           $_________

4. Planned Premium:           $_________

5. Premium Payment Allocation (whole %)
   _____ General (Fixed) Account
   _____ Aetna Variable Fund
   _____ Aetna Variable Encore Fund
   _____ Aetna Income Shares
   _____ Aetna Investment Advisers
   _____ TCI Growth Fund
         Scudder Variable Life Investment Fund -
   _____ International Portfolio
         Neuberger & Berman Advisers
   _____ Management Trust Fund, Inc.
   _____ Alger American Small Cap Fund

6. Billing Frequency:   ___ Annual
                        ___ Semi-Annual
                        ___ Quarterly
                        ___ Automatic Check Plan (Authorization)
                        ___ Add to Existing ACP No. _________________
                        ___ Other _________________________________

7. Death Benefit Option:
   _____   Option 1
   The policy value is included in the
   Specified Amount.

   _____   Option 2
   The policy value is in addition to the
   Specified Amount

   ____  Option 3
   The policy value is included in the Specified Amount, plus the accumulated premium.

                                 Financial Data

National Association of Securities Dealers, Inc. (NASD) rules require that the Sales Representative have reasonable grounds to believe that the sale is suitable for the Policyowner, based on information provided by the Policyowner as shown on this form and on information known by the Sales Representative. Please complete Section A if the Policyowner is a Business Entity, and Section B if the Policyowner is an Individual.

Type of Entity:
 [ ] Corporation           [ ] S-Corporation         [ ] Non-Profit Organization
 [ ] General Partnership   [ ] Limited Partnership   [ ] Sole Proprietorship
 [ ] Individual (If Policyowner is an Individual,    [ ] Other
    please skip to Section B

Section A (Business Entity Policyowners Only)

8.  Type of Business: __________________________________

9.  Tax Identification Number: _________________________

10. Approximate annual income:
    (All sources)
      [ ]  Under $1,000,000                 [ ]  $1,000,001 to $10,000,000
      [ ]  $10,000,001 to $50,000,000       [ ]  Over $50,000,000

11. Total Assets:
      [ ] Under $1,000,000                  [ ] $1,000,001 to $10,000,000
      [ ] $10,000,001 to $50,000,000        [ ] Over $50,000,000

12. Investment Objectives: (If applicable, check more than one):
     [ ] Income  [ ] Long-Term Growth  [ ] Conservation of Principal  [ ] Other

13. Please provide a brief description of your insurance objective in obtaining this policy: _____________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

14. Is the Policyowner associated with an NASD firm? (Yes/No): _________________

15. If the Policyowner is a Corporation, have the proper corporate resolutions been adopted authorizing the acquisition of this policy and exercise of rights thereunder? Yes _____ No ______
    Aetna reserves the right to require you to provide a copy of such resolutions.

16. Please identify and provide the name(s) and signature(s) of the officer(s), partner(s), or individual(s) authorized to exercise rights under this policy:_____________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________


Section B     (Individual Policyowners Only)

17. Social Security Number: __________________

18. Age:  ______

19. Citizenship: _________________

20. Marital Status: ______________

21. Number of Dependents: _____

22. Occupation:_____________

23. Employer Name and Address: ________________________________________________

    ____________________________________________________________________________

24. Investment Objectives (if applicable, check more than one):
    [ ] Retirement Income   [ ] Long-Term Growth   [ ] Conservation of Principal
    [ ] Other

25. Estimated Net Worth of Immediate Family:
    (All Sources) [ ] Under $100,000  [ ] $100,001 - $500,000  [ ] Over $500,000

26. Total Income of Immediate Family:
                  [ ] Under $100,000  [ ] $100,001 - $250,000  [ ] Over $250,000

27. Is the Policyowner associated with an NASD firm? (Yes/No): _________________

I understand that:

     THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY UNDER SPECIFIED CONDITIONS.

     POLICY VALUES NOT IN THE FIXED ACCOUNT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT.

     THE AMOUNT OF BENEFIT PAYABLE ON THE MATURITY DATE IS NOT GUARANTEED BUT IS DEPENDENT UPON THE THEN SURRENDER VALUE.

     ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY VALUES, AND SURRENDER VALUES ARE AVAILABLE UPON REQUEST.

I hereby acknowledge receipt of the following prospectuses dated _________________ for:

     (1) Corporate VUL: Variable Life Account B (Flexible Premium Variable Life Insurance); and

     (2) Aetna Variable Fund, Aetna Income Shares, Aetna Variable Encore Fund, Aetna Investment Advisers Fund, Inc., TCI Growth Fund, Inc., Scudder Variable Life Investment Fund - International Portfolio, and Neuberger & Berman Advisers Management Trust, and Alger American Small Cap Fund.

Signed at _____________________ on _________________  by ______________________
             (City, State)           (Mo/Day/Yr)        Signature of Policyowner

X ______________________________________________
        Signature of Registered Representative


70183-93